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                                                                    EXHIBIT 4(L)


                      SIXTH AMENDMENT TO KOGER EQUITY, INC.
                          COMMON STOCK RIGHTS AGREEMENT
                           DATED AS OF AUGUST 17, 2000

         This Sixth Amendment to the Common Stock Rights Agreement dated as of August 17, 2000 (the "Amendment"), is between Koger Equity, Inc., a Florida corporation (the "Company") and Wells Fargo Bank Minnesota, N. A., formerly Norwest Bank Minnesota, a National Association (the "Rights Agent"), and amends the Common Stock Rights Agreement dated as of September 30, 1990 (the "Rights Agreement" and as amended and in effect on the date hereof, prior to giving effect to the Amendment, the "Amended Rights Agreement"). Unless otherwise defined herein, capitalized terms in the Amendment shall have the same meaning as those contained in the Rights Agreement.

                                  WITNESSETH:

         WHEREAS, on September 30, 1990, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Common Stock; and

         WHEREAS, on September 30, 1990, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on the Dividend Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date; and

         WHEREAS, the Distribution Date has not occurred; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Continuing Directors have unanimously approved an amendment of certain provisions of the Amended Rights Agreement as set forth below;

         NOW, THEREFORE, in consideration of the premises, the mutual promises herein set forth and other good and valid consideration the sufficiency hereof and thereof being hereby acknowledged, the parties hereto hereby agree as follows:


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         1.       The Amended Rights Agreement is hereby amended as follows:

                  (a) In Section 3(c), the reference in the legend contained therein to Norwest, as Rights Agent under the Amended Rights Agreement, is hereby deleted and substituted therefore is Wells Fargo, as the Rights Agent under the Amended Rights Agreement.

                  (b) In Section 26 concerning the notice to the Rights Agent, the reference to Norwest is hereby deleted, and substituted therefore is the following:

                  Mailing Address:                    Street (or Courier) Address
                  --------------------------------    ----------------------------
                  Wells Fargo Bank Minnesota, N. A.   Wells Fargo Bank Minnesota, N. A.
                  Shareowner Services                 Shareowner Services
                  P. O. Box 64854                     161 North Concord Exchange
                  St. Paul, MN  55164-0854            South St. Paul, MN  55075

                  (c) In the Form of Rights Certificate which is Exhibit A to the Amended Rights Agreement, the references to Norwest as the Rights Agent and as the Counter-signatory are hereby deleted and substituted therefore is Wells Fargo.

         2. Section 7(a) of the Rights Agreement is hereby amended to change the "Expiration Date" from September 30, 2000, to September 30, 2010.

         3. Exhibit A to the Rights Agreement, the "Form of Rights Certificate," is hereby amended by deleting the references contained therein to the Expiration Date of September 30, 2000, and inserting in its place the Expiration Date of September 30, 2010.

         4. Exhibit B to the Rights Agreement, "Koger Equity, Inc. Summary of Common Stock Purchase Rights," is hereby amended by deleting the Expiration Date of September 30, 2000, contained in the second paragraph of that Exhibit and inserting in its place the Expiration Date of September 30, 2010.


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         5.       Except for the amendments set forth in paragraphs 1, 2, 3 and
         4 of this Agreement, all of the provisions, covenants, rights and obligations contained in the Amended Rights Agreement shall continue in full force and effect and be binding upon the parties hereto the same as though they were contained in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals all as of the date and year first above written.

                                          KOGER EQUITY, INC.



                                          By: /s/ Robert E. Onisko
                                              ---------------------------------

                                              Its Chief Financial Officer

Attest:



By:  /s/ Mary H. McNeal
   ---------------------------------
   Title: Assistant Vice President

                                          WELLS FARGO BANK MINNESOTA, N.A.
                                          As Rights Agent



                                          By: /s/ Nancy Rosengren
                                              ---------------------------------
                                              Its Vice President


Attest:

By: /s/ Beverly A. Robinson
    ---------------------------------
    Title:   Assistant Vice President


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